EXHIBIT 31.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, James F. Haran certify that:

1.    I have reviewed this annual report on Form 10-K/A of Xcel Brands, Inc. (the "registrant") for the year ended December 31, 2023.

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

November 27, 2024

/s/ James F. Haran
Name: James F. Haran
Title: Chief Financial Officer (Principal Financial and Accounting Officer)